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                                                                     EXHIBIT 24
                                                                     BA - MD 10K

                               POWER OF ATTORNEY

     WHEREAS, The Chesapeake and Potomac Telephone Company of Maryland, a Maryland corporation (hereinafter referred to as the "Company"), will file with the Securities and Exchange Commission on or before March 31, 1994, an annual report on Form 10-K pursuant to provisions of the Securities Exchange Act of 1934, as amended, and implementing regulations thereto; and,

     WHEREAS, the undersigned is an officer or director, or both, of the Company as stated below;

     NOW THEREFORE, each of the undersigned hereby constitutes and appoints William M. English and J. William Sarver and each of them, as attorneys for the purpose of executing and filing such annual report, and thereafter to execute and file any amended annual report or supplements to such report, hereby granting to said attorneys full power to do all things necessary to be done as fully to all intents and purposes as if the undersigned were personally present, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney on the 1st day of February, 1994.


\s\ George L. Bunting, Jr.    \s\ Frederick D. D'Alessio
- --------------------------    --------------------------
George L. Bunting, Jr.        Frederick D. D'Alessio
Director                      Director, President


\s\ Rhoda M. Dorsey           \s\ John W. Seazholtz
- -------------------           ---------------------
Rhoda M. Dorsey               John W. Seazholtz
Director                      Director, Vice President


\s\ F. Barton Harvey, Jr.    \s\ James H. McLean
- -------------------------    -------------------
F. Barton Harvey, Jr.        James H. McLean
Director                     Director


                             \s\ J. William Sarver
- -------------------------    ---------------------
Robert F. Tardio             J. William Sarver
Director                     Director, Vice President


\s\ J. Blacklock Wills
- ----------------------
J. Blacklock Wills
Director
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STATE OF MARYLAND  )
                   )  SS:
COUNTY OF HARFORD  )



     I HEREBY CERTIFY that on this 1st day of February, 1994, before me the subscriber, a Notary Public of the State of Maryland, personally appeared George
L. Bunting, Jr., Frederick D. D'Alessio, Rhoda M. Dorsey, John W. Seazholtz, F. Barton Harvey, Jr., James H. McLean, J. William Sarver, and J. Blacklock Wills known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that each of them executed the same for purposes therein expressed.

     WITNESS my hand and notarial seal this 1st day of February, 1994.



                                          \s\ Shirley M. Hall
                                          -------------------
                                          Notary Public

                                          My commission expires:
                                          January 1, 1997